______________, 2008

Spring Creek Acquisition Corp
10F, Room#1005, Fortune Int’l Building
No. 17, North DaLiuShu Road
Hai Dian District, Beijing 100081
People’s Republic of China

EarlyBirdCapital, Inc.
275 Madison Avenue
27th Floor
New York, New York 10016

Re: Initial Public Offering

Gentlemen:

The undersigned shareholder, Chief Financial Officer and director of Spring Creek Acquisition Corp. (“Company”), in consideration of EarlyBirdCapital, Inc. (“EarlyBird”) entering into an agreement to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Insider Shares and Placement Shares owned by him and all Ordinary Shares acquired by him in the IPO (the “IPO Shares”) or aftermarket in favor of the Business Combination. The undersigned will not exercise any appraisal rights (if such appraisal rights are available) to which the undersigned may be entitled under the Companies Law (2007 Revision) of the Cayman Islands (the “Companies Law”) in connection with any Business Combination with respect to any Insider Shares, Placement Shares, IPO Shares and shares acquired in the aftermarket owned by him.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the consummation of the IPO or 30 months under the circum-stances described in the prospectus relating to the IPO (such date being referred to herein as the “Termination Date”), the undersigned shall (i) take all such action reasonably within its power as is necessary to dissolve the Company and liquidate the Trust Fund to holders of IPO Shares as soon as reasonably practicable, subject to any applicable requirements of the Companies Law, and (ii) vote his or her shares in favor of any plan of dissolution and distribution recommended by the Company’s board of directors. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to all Ordinary Shares then owned by him, including without limitation, his Insider Shares, his or her Placement Shares, his or her IPO Shares and any shares acquired by him in the aftermarket (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a Target Business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. To further minimize potential conflicts of interest, the undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity which is affiliated with any of its founding shareholders unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination. Notwithstanding the foregoing to the contrary, the undersigned shall be entitled to reimbursement from the Company for its reasonable out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination and the undersigned acknowledges that Live ABC Interactive Co., Ltd. Beijing, an affiliate of the Company’s Chief Executive Officer (“Related Party”), shall be allowed to charge the Company up to $7,500 per month to compensate it for the Company’s use of Related Party’s office space, utilities and secretarial services.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow half of his or her Insider Shares until the date which is nine (9) months after the date on which the Company consummates its initial Business Combination and the undersigned will escrow the remaining half of his or her Insider Shares until the date which is one (1) year after the date on which the Company consummates its initial Business Combination, in accordance with the terms of a Share Escrow Agreement which the Company will enter into with the undersigned, certain other holders of the Ordinary Shares and American Stock Transfer & Trust Company, as escrow agent.

8. The undersigned agrees to be a member of the Company’s board of directors and its Chief Financial Officer until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and EarlyBird and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and EarlyBird is true and accurate in all respects. The undersigned represents and warrants that:

(a) He is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) He has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) He has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a member of the Company’s board of directors and its Chief Financial Officer.

10. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and EarlyBird and appoint a substitute agent acceptable to each of the Company and EarlyBird within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

11. As used herein, (i) a “Business Combination” shall mean an acquisition by a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, of one or more Target Businesses having a fair market value of at least 80% of the Company’s net assets at the time of such acquisition; (ii) “Ordinary Shares” shall mean the Company’s ordinary shares, par value $.0001 per share; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the Private Placement; (iv) “Insider Shares” shall mean all of the Ordinary Shares owned by an Insider prior to the Private Placement; (v) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (vi) “Private Placement” shall mean the private placement of securities of the Company consummated immediately prior to the IPO; (vii) “Private Placement Shares” shall mean the Ordinary Shares issued in the Private Placement; (viii) “Target Business” shall mean an operating business that has its principal operations in the Greater China region; and (ix) “Trust Fund” shall mean the trust account established by the Company at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

By:
Name: William Tsu-Cheng Yu

EXHIBIT A

[Insider biographical information]